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                                                                    Exhibit 99.1

                             SOFTQUAD SOFTWARE, LTD.

             PROXY FOR 2001 SPECIAL MEETING OF SOFTQUAD STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             SOFTQUAD SOFTWARE, LTD.
                       161 Eglinton Avenue East, Suite 400
                                Toronto, Ontario
                                     M4P 1J5

                      THIS PROXY IS SOLICITED BY SOFTQUAD'S
                           BOARD OF DIRECTORS FOR THE
                         SPECIAL MEETING OF STOCKHOLDERS

          To be held on [___________________ , _______________,] 2001

     The undersigned holder of Common Stock of SoftQuad Software, Ltd., a Delaware corporation (the "Company"), hereby appoints Roberto Drasssinower and David R. Lewis, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held on [________________, ___________, ]
2001 at _________a.m. local time, at  ___________________,   _______________,
and at any adjournment or postponement thereof.

     The Board of Directors recommends a vote FOR approval and adoption of the Merger Agreement.

     1. Approval and adoption of the Merger Agreement as described in the Company's Proxy Statement.

            / / FOR             / / AGAINST            / / ABSTAIN

     2. Upon such other matters as may properly come before the Special Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournemnts or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH IN ITEM 1 AND WITH REGARD TO OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, IN THE DISCRETION OF THE PROXYHOLDERS AS DESCRIBED IN THE PROXY STATEMENT.

                                               (CONTINUE AND SIGN ON OTHER SIDE)
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     The undersigned hereby acknowledges receipt of the Notice of the Special
Meeting and the accompanying Proxy Statement.

                                           ---------------------------------
                                                    (Signature)


                                           ---------------------------------
                                              (Signature if held jointly)


                                           Date _______________ , 2001


Please sign exactly as name appears hereon and mail it promptly even though you now plan to attend the Special Meeting. When shares are held by joint tenants, both should sign. When signing as Attorney, Executor, Administrator, Guardian or Trustee, please add your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnerhsip name by authorized person.

PLEASE MARK, SIGN AND DATE THIS PROXY CARDAND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.